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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2005

Warner Music Group Corp.
(Exact name of Co-Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-123249 (Commission File Number)	13-4271875 (IRS Employer Identification No.)
75 Rockefeller Plaza, New York, New York 10019 (Address of principal executive offices) (Zip Code)

Co-Registrant's telephone number, including area code: (212) 275-2000

WMG Acquisition Corp.
(Exact name of Co-Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-121322 (Commission File Number)	68-0576630 (IRS Employer Identification No.)
75 Rockefeller Plaza, New York, New York 10019 (Address of principal executive offices) (Zip Code)

Co-Registrant's telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Director Restricted Stock Award Agreement

        Warner Music Group Corp. (the "Company") and Richard Bressler entered into a Director Restricted Stock Award Agreement on May 19, 2005, dated as of May 10, 2005, under which Mr. Bressler will be granted 5,000 shares of the Company's common stock, which as of May 19, 2005, represents less than 1% of the common stock of the Company. The restricted stock agreement provides that the restricted shares vest on the first anniversary of the agreement. Such shares shall be forfeited without consideration by Mr. Bressler at any time prior to vesting upon his cessation of Board membership, with certain exceptions. Mr. Bressler's restricted stock agreement is attached to this current report on Form 8-K as Exhibit 10.1.

Amended and Restated Stockholders Agreement

        The Company entered into an amended and restated stockholders agreement, dated as of May 10, 2005, with WMG Acquisition Corp. ("Acquisition Corp."), WMG Holdings Corp. ("Holdings Corp.") and certain other parties named therein. The amended stockholders agreement provides that the Company's board of directors consist of fourteen members, with five directors appointed by THL, three directors appointed by Bain Capital, one director appointed by Providence Equity, one director appointed by Music Capital (THL, Bain Capital and Providence Equity, the "Investors" and each a "Principal Investor Group"), one director who will at all times be the Chief Executive Officer, currently Edgar Bronfman, Jr., and three independent directors to be chosen unanimously by the vote of the Company's Board. The agreement regarding the appointment of directors will remain until the earlier of a change of control or the last date permitted by applicable law, including any New York Stock Exchange requirements. In addition, within a year of the Company ceasing to be a "controlled company" under the New York Stock Exchange rules, the size and composition of the Company's Board of directors will be adjusted to comply with the New York Stock Exchange requirements. Two of the independent directors have not currently been appointed. Mr. Bressler was appointed to serve as one of the independent directors on the date of the Company's initial public offering. Each Investor's director designee(s) may only be removed by the Investor that appointed such designee(s). The amended stockholders agreement contemplates that the board of directors of the Company will have an executive committee, an audit committee and a compensation committee and, at its discretion, a governance committee. The amended stockholders agreement prohibits the parties from transferring stock to any of our competitors without the approval of (a) our entire board of directors and (b) the approval of the largest Principal Investor Group (determined by the Principal Investor Groups' relative investments in us) and one other Principal Investor Group (the "Requisite Stockholder Majority"). The amended agreement also provides that each party to the stockholders agreement whose sale of shares pursuant to Rule 144 under the Securities Act would be subject to aggregation with another stockholder shall notify all such stockholders (i) when it has commenced a measurement period for purposes of the group volume limit in connection with a sale of shares under Rule 144 and (ii) what the volume limit for the measurement period, determined as of its commencement, will be.

        Each stockholder that is subject to such aggregation will have the right to sell shares that are subject to the group volume limit under Rule 144 pro rata during the applicable measurement period based on its percentage ownership of the shares that are held by all of the parties to the amended stockholders agreement at the start of the measurement period. These transfer restrictions will expire upon a change of control.

        The Requisite Stockholder Majority also has the right to require all other parties to the agreement to sell the same percentage of their stock to a buyer in a change of control transaction approved by a majority of the entire board as is being sold to such buyer by the membership of the Requisite Stockholder Majority. A member of a Principal Investor Group (or any affiliate thereof) that is also part of the Requisite Stockholder Majority exercising the foregoing right will not be able to be a buyer in such a change of control transaction unless the transaction is approved by each of the Investors.

        The amended stockholders agreement provides that if one of the Company's stockholders that is party to the stockholders agreement offers to sell any of its stock to a prospective buyer in a private transaction, the other stockholders party to the stockholders agreement will have the right to sell their shares to that prospective buyer, subject to certain cutbacks, including a pro rata cutback in which the stockholder may only sell a pro rata portion of its shares.

        The amended stockholders agreement gives any member of the Investors the right to require us to register (including by means of a shelf registration statement permitting sales of shares from time to time over an extended period) the stock held by such stockholders for sale to the public under the Securities Act, subject to certain limitations. In connection with each underwritten public offering, The Company's stockholders will be required to enter into a lockup agreement covering a period of no greater than 90 days (180 days for an initial public offering). The amended agreement also provides that if the Company registers shares of its common stock for sale to the public after this initial public offering, parties to the stockholders agreement will have the right to have their shares included in any such registration statement. Any registration is subject to a potential underwriters' cutback in the number of shares to be registered if the underwriters determine that marketing factors require a limitation on the number of shares to be underwritten. A copy of the amended and restated stockholders agreement is attached to this current report on Form 8-K as Exhibit 10.2.

Second Supplemental Indenture

        Acquisition Corp. entered into a supplemental indenture, dated as of May 17, 2005, with NonZero, LLC, The Biz, LLC and Wells Fargo Bank, National Association, as Trustee. Pursuant to this supplemental indenture, NonZero, LLC and The Biz, LLC, two wholly owned subsidiaries of Acquisition Corp., agreed to jointly and severally and unconditionally guarantee payment of Acquisition Corp.'s U.S. Dollar denominated 7-3/8% Senior Subordinated Notes due 2014 and Sterling-denominated 8-1/8% Senior Subordinated Notes due 2014. A copy of the second supplemental indenture is attached to this current report on Form 8-K as Exhibit 10.4.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Management/Monitoring Agreement

        The Company has entered into a termination agreement of the management agreement, dated as of May 10, 2005, with Holdings Corp., Acquisition Corp. and the other parties named therein (the "Investors"). Under the original agreement, in consideration for ongoing consulting and management advisory services, the management agreement required the Company to pay (or to cause Holdings Corp. or Acquisition Corp. to pay) the Investors an aggregate annual fee of $10 million per year ("Periodic Fees"), which was payable quarterly in advance. In the case of future services provided in connection with any future acquisition, disposition, or financing transactions involving Acquisition Corp., the Company or Holdings Corp., the management agreement required the Company to pay (or to cause Holdings Corp. or Acquisition Corp. to pay) the Investors an aggregate fee of one percent of the gross transaction value of each such transaction ("Subsequent Fees"). The agreement also requires Acquisition Corp., the Company and Holdings Corp. to pay the reasonable expenses of the Investors in connection with, and indemnify them for liabilities arising from, the management agreement, and certain other transactions, their equity investment in Acquisition Corp., the Company or Holdings Corp., our operations, and the services they provide to Acquisition Corp., the Company and Holdings Corp. The management agreement was terminated in connection with the Company's initial public offering, other than with respect to reimbursement and indemnification provisions, and a fee of approximately $73 million was paid to the Investors. A copy of the termination agreement of the management agreement is attached to this current report on Form 8-K as Exhibit 10.3.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

  (c)
  Exhibits. The following Exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Director Restricted Stock Award Agreement, dated as of May 10, 2005, between Warner Music Group Corp. and Richard J. Bressler.
10.2	Amended and Restated Stockholders Agreement, dated as of May 10, 2005, between Warner Music Group Corp., WMG Holdings Corp., WMG Acquisition Corp. and Certain Stockholders of Warner Music Group Corp.
10.3
Termination Agreement of the Management Agreement, dated as of May 10, 2005, between Warner Music Group Corp., WMG Holdings Corp., WMG Acquisition Corp., THL Managers V, L.L.C., Bain Capital Partners, LLC, Providence Equity Partners IV Inc. and Music Capital Partners Management, LLC.
10.4
Second Supplemental Indenture, dated as of May 17, 2005, to the Indenture dated April 8, 2004 as amended by the First Supplemental Indenture dated as of November 16, 2004 among WMG Acquisition Corp., the subsidiary guarantors parties thereto and Wells Fargo Bank, National Association, as Trustee.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WARNER MUSIC GROUP CORP.
Date: May 19, 2005	By:	/s/ MICHAEL D. FLEISHER Michael D. Fleisher Chief Financial Officer
WMG ACQUISITION CORP.
Date: May 19, 2005	By:	/s/ MICHAEL D. FLEISHER Michael D. Fleisher Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Director Restricted Stock Award Agreement, dated as of May 10, 2005, between Warner Music Group Corp. and Richard J. Bressler.
10.2	Amended and Restated Stockholders Agreement, dated as of May 10, 2005, between Warner Music Group Corp., WMG Holdings Corp., WMG Acquisition Corp. and Certain Stockholders of Warner Music Group Corp.
10.3
Termination Agreement of the Management Agreement, dated as of May 10, 2005, between Warner Music Group Corp., WMG Holdings Corp., WMG Acquisition Corp., THL Managers V, L.L.C., Bain Capital Partners, LLC, Providence Equity Partners IV Inc. and Music Capital Partners Management, LLC.
10.4
Second Supplemental Indenture, dated as of May 17, 2005, to the Indenture dated April 8, 2004 as amended by the First Supplemental Indenture dated as of November 16, 2004 among WMG Acquisition Corp., the subsidiary guarantors parties thereto and Wells Fargo Bank, National Association, as Trustee.

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SIGNATURES
EXHIBIT INDEX